UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2025

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 328-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Paul Goodfellow as President, Chief Executive Officer and Director

On February 2, 2025, the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) appointed Mr. Paul R. Goodfellow to serve as the Company’s President, Chief Executive Officer and principal executive officer, effective March 1, 2025. The Board also appointed Mr. Goodfellow to serve as a member of the Board concurrently with his appointment as an executive officer.

Mr. Goodfellow, age 59, has over 34 years of experience at Shell plc (NYSE: SHEL) (“Shell”) both in the United Kingdom and the United States where he has held a series of positions from 1991 until his resignation from Shell in 2025, including most recently Executive Vice President and Group Chief Internal Auditor from August 2023 until joining the Company, and Executive Vice President, Deep Water, Shell Upstream, in Houston, Texas from April 2019 to August 2023 while he also served as the Chairman of the Board of Shell Midstream Partners GP LP (“Shell Midstream GP”) (formerly NYSE: SHLX) from October 2019 to August 2023 and a director beginning in October 2014. Mr. Goodfellow received a Bachelor of Science in Mining and Mineral Engineering in 1986 and a Doctor of Philosophy in Rock Mechanics in 1990, each from the Camborne School of Mines in the United Kingdom. Mr. Goodfellow has been a Chartered Engineer since 1990, a member of the UK Institute of Mining and Metallurgy since 1991 and a member of the Society of Petroleum Engineers since 2000.

There was no arrangement or understanding between Mr. Goodfellow and any other person(s) pursuant to which he was selected to be President and Chief Executive Officer of Company, and Mr. Goodfellow does not have any family relationships with any of the Company’s executive officers or directors. Mr. Goodfellow is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with his appointment, the Company entered into an offer letter agreement with Mr. Goodfellow describing the terms and conditions of his employment with the Company (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Goodfellow will be entitled to the following: (a) a base salary of $975,000, paid in accordance with the Company’s normal payroll practices (the “Base Salary”); (b) eligibility to earn an annual incentive award pursuant to the Company’s short-term incentive program with a target value of 125% of the Base Salary, based upon and subject to the achievement of performance objectives and other terms and conditions as determined by the Company; (c) in respect of calendar year 2025, awards under the Company’s Amended and Restated 2021 Long Term Incentive Plan (the “LTIP”) of (i) restricted stock units (“RSUs”) with a grant date value equal to approximately $2,250,000 (the “2025 RSU Award”) and (ii) performance share units (“PSUs”) with a target grant date value equal to approximately $2,250,000 (the “2025 PSU Award” and together with the 2025 RSU Award, the “2025 LTIP Awards”) and (d) no later than 15 days following his commencement of employment, awards under the LTIP of (i) RSUs with a grant date value equal to $800,000 (the “RSU Sign-On Award”) and (ii) PSUs with a grant date value equal to $1,600,000 (the “PSU Sign-On Award” and together with the RSU Sign-On Award, the “Sign-On Awards”). The terms and timing of grant of the 2025 LTIP Awards will be the same as those granted to other similarly situated executives. The RSU Sign-On Award will vest one-third on each of the first three anniversaries of the date of grant, subject to continued employment and compliance with applicable restrictive covenants through each such date. The PSU Sign-On Award will be eligible to vest and settle during the three year performance period beginning on the date of grant as to (y) 50% on the first trading day in which the closing price of the Company’s common stock is equal to or greater than $14.00 for sixty (60) consecutive trading days and (z) 50% on the first trading day in which the closing price of the Company’s common stock is equal to or greater than $16.00 for sixty (60) consecutive trading days.

Mr. Goodfellow is also eligible to participate in the Company’s employee benefit plans, including the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Severance Plan”) under which he will be designated a Tier 1 Executive (as defined in the Severance Plan), effective as of his commencement of employment. Additionally, so long as Mr. Goodfellow commences employment with the Company by March 1, 2025, he will receive a sign-on bonus (the “Sign-On Bonus”) of $100,000, payable in cash within fifteen (15) days of his commencement of employment. Upon Mr. Goodfellow’s relocation to Houston, Texas, the Company will also reimburse him up to (a) $60,000 in respect of his United Kingdom lease payments and (b) $50,000 for actual out-of-pocket moving expenses reasonably incurred and directly related to his relocation, in each case, subject to substantiation in accordance with the Company’s policies as in effect from time to time. To the extent Mr. Goodfellow is terminated for “cause” (as defined in the LTIP) or he resigns prior to the first anniversary of his commencement of employment, he will be obligated to repay the Company in cash the relocation reimbursements and the Sign-On Bonus.

The foregoing description is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”). Mr. Goodfellow also entered into a confidentiality and restrictive covenant agreement with the Company, which contains customary confidentiality and non-solicit provisions and a 24 month non-compete that Mr. Goodfellow agrees to be bound by. Such agreement is attached as Exhibit A to the Offer Letter. Mr. Goodfellow’s participation in the Severance Plan is subject to the terms and conditions of the Severance Plan and Participation Agreement, which Mr. Goodfellow entered into effective as of the commencement of his employment. The Participation Agreement is filed as Exhibit 10.2 to this Report and the Severance Plan is attached as Annex A to the Participation Agreement, each of which is incorporated herein by reference. The Sign-On Bonus, 2025 LTIP Awards and Sign-On Awards shall be subject to the terms and conditions of the LTIP and applicable award agreements. The form RSU award agreement and form PSU award agreement are filed as Exhibits 10.3 and 10.4 to this Report, respectively, and are incorporated herein by reference. The PSU Sign-On Award agreement will vary slightly from the PSU award agreement filed herewith in order to reflect the terms described above and will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2025.

Indemnification Agreement

In connection with Mr. Goodfellow’s appointment as President, Chief Executive Officer and as a member of the Board, the Company and Mr. Goodfellow entered into a customary indemnification agreement effective as of the commencement of his employment (the “Indemnification Agreement”) in a form previously approved by the Company, substantially in the form attached as Exhibit 10.12 to the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Pending Removal of Office of the Interim Chief Executive Officer and Interim Co-Presidents, Interim Chief Executive Officer and Principal Executive Officer

In connection with Mr. Goodfellow’s appointment, the Board determined that effective upon the date Mr. Goodfellow commences his employment, the Office of the Interim Chief Executive Officer (the “Office of the Interim CEO”) will be terminated. On that date (i) Mr. William S. Moss, III, Executive Vice President, General Counsel and Secretary of the Company; (ii) Mr. Sergio L. Maiworm, Jr., Executive Vice President and Chief Financial Officer of the Company; and (iii) Mr. John B. Spath, Executive Vice President and Head of Operations of the Company, will no longer serve as members of the Office of the Interim CEO and as Interim Co-Presidents. In addition, on that date Mr. Moss will no longer serve as Interim Chief Executive Officer and principal executive officer of the Company. Those three executives will, however, continue to serve in their prior roles and titles, reporting to the Company’s new President and Chief Executive Officer, Mr. Goodfellow.

Item 7.01	Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release announcing Mr. Goodfellow’s appointment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1†*	Offer Letter Agreement by and between the Company and Paul Goodfellow, effective February 2, 2025.

Exhibit	Description

10.2†*	Participation Agreement pursuant to Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan.

10.3†	Form of Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Executives) (2024) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-38497) filed with the SEC on November 12, 2024).

10.4†	Form of Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan Performance Share Unit Grant Notice and Performance Share Unit Agreement (Executives) (2024) (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-38497) filed with the SEC on November 12, 2024).

10.5	Form of Indemnification Agreement (Directors and Officers) (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K (File No. 001-38497) filed with the SEC on February 29, 2024).

99.1*	Press Release, dated February 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Identifies management contracts and compensatory plans or arrangements.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III Interim Co-President, Interim Chief Executive Officer, Executive Vice President, General Counsel and Secretary